Exhibit 99.1

.  On2 Technologies Postpones Conference Call Due To Auditor Transition

August 7th, 2008
TARRYTOWN, NY, August 7, 2008 - On2 Technologies, Inc. (AMEX: ONT), a leader in video compression solutions, today announced that it has postponed its conference call to discuss its financial results for the second quarter of 2008, previously scheduled for today, as a result of a previously disclosed auditor transition. The company reported that unanticipated delays have arisen in connection with the transfer of files from the company’s former auditor to the company’s current auditor. On2 stated that there were no disagreements with its auditors. On2 expects to announce the date and time for the rescheduled conference call as soon as the transfer of files is completed.

About On2
On2 creates advanced video compression technologies for desktop and wireless environments. Powering the video in many of today’s leading web and mobile applications and devices, On2's technology is used by customers including: Nokia, Infineon, MediaTek, Sony, Facebook, Brightcove, Move Networks, Adobe and Skype. On2 Technologies is headquartered in Tarrytown, NY USA. For more information please visit www.on2.com.

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Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, longer than expected delays in On2’s completion of its financial statements and Annual Report on Form 10-K, which could result in longer than expected delays in the filing of the Company’s Annual Report on Form 10-K, changes in On2’s results of operations which could result in changes to Safeguard’s consolidated results of operations for 2007 as compared to 2006, and certain other factors described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

Investor Contact:
Garo Toomajanian
ICR, Inc.
invest@on2.com
phone: + 518 348 0099 x3